UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009 (February 23, 2009)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation and Equity Awards

At a meeting of the Compensation Committee of the Board of Directors of Allos Therapeutics, Inc. (the “Company”) held on February 23, 2009, the Compensation Committee (a) determined and approved 2008 cash bonus awards and 2009 base salaries and target bonus awards (expressed as a percentage of base salary) for the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), and (b) granted stock options and restricted stock units to the Company’s named executive officers pursuant to the Company’s 2008 Equity Incentive Plan (the “Plan”).  The 2008 cash bonus awards and 2009 base salaries and target bonus awards (expressed as a percentage of base salary) for the named executive officers, and the number of stock options and restricted stock units granted to the named executive officers, are set forth on Exhibit 10.1 attached hereto and incorporated herein by reference.

The stock options and restricted stock units were granted under and in accordance with the terms and conditions of the Plan, which is filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (No. 333-151882).  The stock options are exercisable for a term of ten (10) years measured from the date of grant at an exercise price of $6.40, which equals the closing price of the Company’s common stock as quoted on the Nasdaq Global Market on the date of grant.  The stock options vest over a four (4) year period, with 25% of such options vesting one (1) year after the date of grant and 75% of such options vesting in equal monthly installments thereafter over the next three (3) years, subject to the named executive officer’s continued employment with the Company through such vesting dates.  The form of option grant notice and agreement relating to the stock option awards conforms to the Company’s standard form of option grant notice and agreement approved by the Company’s Board of Directors for use under the Plan, which such standard form of option grant notice and agreement is filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (No. 333-151882).  The restricted stock units vest in equal installments on each of the first four (4) anniversaries of the date of grant, subject to the named executive officer’s continued employment with the Company through such vesting dates.  The form of restricted stock unit grant notice and agreement relating to the restricted stock unit awards and approved by the Company’s Board of Directors for use under the Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Compensation Committee also reviewed and approved, at the same meeting, the 2009 corporate and individual performance objectives to be evaluated by the Compensation Committee in connection with the determination of 2009 bonus awards for the named executive officers.  The 2009 corporate objectives generally target the achievement of specific research and development, commercial planning, manufacturing and corporate development milestones that are considered to be important to the achievement of the Company’s long-term strategic goals.  The 2009 individual objectives for the named executive officers (other than the Company’s Chief Executive Officer, whose bonus is tied entirely to the achievement of corporate objectives) focus on contributions that are generally consistent with and support the corporate objectives or are otherwise intended to contribute to the success of the Company.

The 2008 cash bonus award and 2009 target bonus award (expressed as a percentage of base salary) for the Company’s Chief Executive Officer, as well as the Company’s 2009 corporate objectives, were also reviewed and approved by the full Board of Directors at a meeting held on February 23, 2009.

Change in Control Severance Benefit Schedule under the Company’s Severance Benefit Plan

The Company’s Board of Directors has previously adopted a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees, including the Company’s named executive officers, who do not otherwise have separate employment agreements and whose employment with the Company is involuntarily terminated due to a group termination, the closure or reorganization of a facility or operation, a change in ownership, or such other event, but only to the extent the Company specifically identifies such an event in a severance benefit schedule approved by the Company’s Board of Directors as a termination of employment subject to the provisions of the Severance Benefit Plan.

On February 24, 2009, the Board of Directors approved an amended and restated Change in Control Severance Benefit Schedule (the “Schedule”) under the Company’s Severance Benefit Plan to provide for the payment of severance benefits to eligible employees whose employment is involuntarily terminated in connection with a change in control of the Company.  The Schedule provides that if the Company (or any surviving or acquiring corporation) terminates an eligible employee without just cause or the eligible employee resigns for good reason within two (2) months prior to or six (6) months following the effective date of a change in control of the Company, and upon the employee’s execution of a general release agreement releasing the Company from all claims known or unknown that the employee may have against the Company, the eligible employee will be entitled to receive the following severance benefits:

•                  If the eligible employee holds a position with the Company of director or above, the Company shall pay the employee a lump-sum cash payment equal to (i) six (6) months of the employee’s base salary then in effect (excluding overtime and bonuses) plus an additional two (2) weeks base salary for each twelve (12) months of continuous service with the Company, up to a maximum of fifty-two (52) weeks, plus (ii) the employee’s target bonus award for the year in which the employee’s employment terminates, prorated through the date of termination.

•                  If the eligible employee holds a position with the Company below director, the Company shall pay the employee a lump-sum cash payment equal to (i) three (3) months of the employee’s base salary then in effect (excluding overtime and bonuses) plus an additional two (2) weeks base salary for each twelve (12) months of continuous service with the Company, up to a maximum of fifty-two (52) weeks, plus (ii) the employee’s target bonus award for the year in which the employee’s employment terminates, prorated through the date of termination.

•                  Full acceleration of vesting of any outstanding stock options and restricted stock issued to the eligible employee.

•                  Payment of premiums for the eligible employee’s group health insurance COBRA continuation coverage after the date of termination for the number of weeks that are used to determine the amount of the eligible employee’s cash severance as described above.

•                  Outplacement assistance through an outside organization as a resource to aid in the eligible employee’s career transition.

The Company’s Severance Benefit Plan and the Schedule are attached hereto as Exhibits 10.3 and 10.4, respectively, and each of them is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Executive Compensation and Equity Awards.

10.2	Form of Restricted Stock Unit Grant Notice and Agreement under the 2008 Equity Incentive Plan.

10.3	Allos Therapeutics, Inc. Severance Benefit Plan, as amended and restated effective December 11, 2007.

10.4	Allos Therapeutics, Inc. Change in Control Severance Benefit Schedule, as amended and restated effective February 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 27, 2009

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Compensation and Equity Awards.

10.2	Form of Restricted Stock Unit Grant Notice and Agreement under the 2008 Equity Incentive Plan.

10.3	Allos Therapeutics, Inc. Severance Benefit Plan, as amended and restated effective December 11, 2007.

10.4	Allos Therapeutics, Inc. Change in Control Severance Benefit Schedule, as amended and restated effective February 23, 2008.